Exhibit 10.7

SCIENCE PARK II OFFICE BUILDING LEASE

BY AND BETWEEN

Science Park II LLC (as “Landlord”)

AND

Integral Systems, Inc. (as “Tenant”)

ARTICLE NO.	TITLE	PAGE NO.
1	Premises	1
2	Term	1
3	Base Rent	1
4	Late Charges	2
5	Additional Rent	2
6	Operating Expenses	3
7	Security for Performance of Lease	4
8	Improvements and Finish	5
9	Possession	5
10	Acceptance of Premises	5
11	Use	6
12	Services	6
13	Use of Electricity	6
14	Alterations	7
15	Tenant Repair	7
16	Trade and Other Fixtures	8
17	Lien Protection	8
18	Insurance	9
19	Waiver of Subrogation	10
20	Casualty Damage	10
21	Eminent Domain	11
22	Indemn. and Waiver of Certain Claims	11
23	Right of Entry	12
24	Surrender of Premises	12
25	Default by Tenant	13
26	Remedies of Landlord	13
27	Landlord’s Right to Cure Tenant’s Default	15
28	Assignment and Sublease	15
29	Subord., Estoppel Letter & Attornment	16
30	Quiet Enjoyment	16
31	Holding Over	16
32	Intentionally Reserved	17
33	Notices	17
34	Definition of Landlord	17
35	Waiver	18
36	Successor	18
37	Corporate Resolution	18
38	Enforcement of Lease/Attorney’s Fees	18
39	Invalidity of Particular Provisions	18
40	Article Headings	18
41	Governing Law	19
42	Time	19
43	Recording of Lease	19

44	Exculpation	19
45	Rules and Regulations	19
46	Parking	19
47	Signs	19
48	Brokers	20
49	Entire Agreement	20

ADDENDUM

EXHIBITS:

Exhibit A	Legal Description
Exhibit B	Rules and Regulations
Exhibit C	Option to Extend
Exhibit D	Rent Payment Schedule
Exhibit E	Addendum to Lease to confirm. Lease Commencement and Termination Dates
Exhibit F	Parking Lot Repair Letter

LEASE

This Lease is made and entered into this              day of May, 2002, by and between Science Park II LLC, a Colorado limited liability company (“Landlord”), and Integral Systems, Inc. (“Tenant”), a Maryland corporation.

Premises.

1.1 Landlord leases to Tenant 22,546 square feet of net rentable floor space on the 1st floor of the Science Park II Office Building (the “Building”), 980 Technology Court, Colorado Springs, Colorado 80915 to be known as Suite No. 100      (the “Premises”) as described in Exhibit “A”, to be used for      and for no other purpose, on the terms and conditions set forth herein.

Term.

2.1 The term of this lease shall be for Five (5) years and Seventeen (17) days commencing on the 15th day of May, 2002 or such other date set forth in Article 9 herein, and shall end on the 31st day of May, 2007, unless sooner terminated pursuant to any of the provisions of this Lease. Landlord and Tenant agree to execute a written addendum setting forth the commencement date and termination date if different than set forth above.

Base Rent.

3.1 Tenant agrees to pay to Landlord at the principal office of Landlord, or to such other place or party as may be designated from time to time by Landlord, as Base Rent for the Premises, without setoff, abatement or deduction (except as otherwise expressly provided in this Lease), and without demand, the total sum of $976,931.27 payable in advance in equal monthly installments as follows:

Year 1	$15,030.67
Year 2	$15,631.89
Year 3	$16,257.17
Year 4	$16,907.46
Year 5	$17,583.75

Years are the successive twelve month periods following June 1, 2002. Rent shall commence on June 1, 2002 even though Tenant shall have the right to occupy the space as early as May 15, 2002.

The first months rent payment shall be due and payable upon lease execution by Tenant, with successive payments on the first day of each month thereafter. Monthly rental for a partial month shall be prorated at the rate of 1/30th of the full monthly rental rate per day.

This Lease is made on an absolute net basis, and Base Rent is not intended to cover taxes, insurance and operating expenses allocable to the Premises.

Late Charges.

4.1 If Tenant fails to make any installments of Base Rent, Additional Rent or any other sum due Landlord hereunder within ten (10) days after such amount is due, than such late payments shall bear a late charge equal to five percent (5%) of the delinquent payment for the month or portion thereof after the date such payment was due. Any balances due past thirty (30) days shall bear interest at a rate of 1 and  1/2 percent per month.

Additional Rent.

5.1 In addition to all other payments to Landlord by Tenant required hereunder, Tenant shall pay to the Landlord in each year or portion thereof during the term of this Lease, or any renewal or extension thereof, as Additional Rent Tenant’s Pro Rata Share, as defined in Subparagraph 5.2 below, of operating expenses, as defined in Subparagraph 6.1, based on the ratio of the square footage of the Premises to the total square footage of the building. This shall be payable monthly, on the first day of each month, to Landlord at the address given below. Landlord shall have the right to adjust the amount in the event that the actual operating expenses change. Tenant shall receive notice of the adjusted amount no less than thirty (30) days prior to the date when such sums are due and payable at the commencement of this Lease. Tenant’s estimated pro rata share is $5.75 per square foot per year, or $10,803.29 to be remitted monthly along with the base rent installment.

5.2 The term, “Tenant’s Pro Rata Share” means the ratio of the net rentable square feet of floor space of the Premises to the total net rentable square feet of floor space in the Building and is agreed to be 67.93 percent (.6793).

5.3 Landlord shall provide to Tenant a statement of Tenant’s projected Pro Rata Share of Operating Expenses at the beginning of each calendar year, and Tenant shall pay the entire amount due and owing in twelve (12) equal monthly installments together with the Base Rent payments, to Landlord at the following address:

Attn:	Science Park II LLC 15475 Gleneagle Dr. Colorado Springs, CO 80921

In the event Tenant’s Pro Rata Share of the actual Operating Expenses for such calendar year shall exceed the aggregate of the projected Operating Expenses installments actually collected by Landlord from Tenant, Tenant shall pay to Landlord within thirty (30) days following Tenant’s receipt of a statement, the amount of such excess. However, if Tenant’s Pro Rata Share of the actual Operating Expenses for such calendar year is less than the aggregate of the projected Operating Expenses installments actually collected by Landlord from Tenant, Landlord shall pay to Tenant within thirty (30) days after Tenant’s receipt of the statement, the amount of the overpayment of the projected Operating Expenses installments. If the expiration or termination of this Lease occurs other than on the last day of a calendar year, the amount to be paid by Tenant or reimbursed to Tenant hereunder shall be a pro rata amount based on the ratio of the number of days of the term of this Lease in such last calendar year to 365 days.

5.4 Tenant shall have the right to audit and inspect the books and records of Landlord with respect to any cost or items which are passed through to Tenant upon ten (10) days written notice by Tenant to Landlord provided, however that Tenant must notify Landlord in writing within ninety (90) days of receipt by Tenant of any invoice for such costs or items of Tenants intent to audit. Landlord shall cooperate with Tenant in providing Tenant reasonable access to its books and records at the principal place of business of Landlord during normal business hours of this purpose. Landlord shall credit or refund to Tenant any overcharge of such items as disclosed by the audit within thirty (30) days following completion of such audit. In the event the audit discloses an undercharge of such items as billed to Tenant, Tenant shall pay Landlord the amount of such undercharge within thirty (30) days following completion of the audit. Tenant shall be responsible for the costs of the audit.

5.5 The obligation of Tenant for the payment of Base Rent and Additional Rent shall survive the termination of this lease. Failure or delay of Landlord in connection with this paragraph shall not constitute a waiver or renunciation of its rights therein.

Operating Expenses.

6.1 For the purpose of this Lease, Operating Expenses shall mean the total amounts incurred or paid by Landlord in connection with the ownership, management, maintenance, repair, replacement and operation of the Building. Such expenses shall include, but shall not be limited to: janitorial and cleaning contracts; cleaning supplies and equipment; all management costs, typical of a first class office building in Colorado Springs, Colorado; heating and air conditioning; electricity (other than additional electricity supplied to and paid by individual tenants); maintenance or repair of the exterior and interior of the Building including the roof and parking surface; insurance premiums; landscaping services; leasing or amortization of capital improvements made to the Building after the date of the execution of this Lease that reduce the operating or energy expenses, so long as leasing or amortization costs do not exceed the savings resulting from such expenditure, improve life safety or security systems, or are required under any governmental law or regulation that was not applicable at the time the Building was constructed, such cost to be amortized over such reasonable period as determined at Landlord’s sole discretion, together with interest on the unamortized balance at a rate equal to three percent (3%) per annum at the time such capital improvement is put into service; and taxes. Taxes, for the purposes of this paragraph, shall mean: personal property taxes on property and equipment used in the operation and maintenance of the Building; all real estate taxes including state equalization factor, if any payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties or discounts, on the Property; any taxes which shall be levied in lieu of any such taxes on the gross rentals of the Building; any special assessments against the Property which shall be required to be paid during the calendar year in respect to which taxes are being determined; and the expense of contesting the amount or validity of any such taxes, charges, or assessments, including tax consultant fees, such expense to be applicable to the period of the item contested. Notwithstanding any other provision contained in this Lease, if there is more than one tenant occupying the Building, Tenant shall be required to pay any increased cost of any utilities and services, including, without limitation, janitorial, electricity and HVAC, resulting from any substantial or recurrent use of the Premises at any time other than typical hours of operation for an business office for such utilities and services or any use beyond what Landlord agrees to furnish as described above, or resulting from special electrical, cooling or ventilating needs created in certain areas by telephone equipment, computers or other similar equipment or uses. Any failure to pay any excess costs as described above shall constitute a breach of this Lease and shall entitle Landlord to the same rights and remedies as provided in this Lease for failure to pay rent. Landlord shall have the right to utilize and rely upon any reasonable method in determining the amount and cost of any such excess utilities and service usage by Tenant.

Security for Performance of Lease.

7.1 On the date of the execution, of this Lease Tenant shall deposit with Landlord the sum of Twenty-Five Thousand, Eight Hundred and 00/100 Dollars ($25,800.00), as security for the full and faithful performance by Tenant of the terms of this Lease. Landlord may use, apply, or retain the whole or any part of said security to the extent required for the payment of any rent as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms of this Lease. Any sums so used or applied by Landlord from said security deposit shall immediately be repaid by Tenant to Landlord after notice. Upon termination of this Lease, Landlord shall return to Tenant the security deposit hereinabove provided for, less any sums used or applied upon any default and not reimbursed. In the event of a bona fide sale subject to this Lease, Landlord shall have the right to transfer the security deposit to the purchaser, and upon such transfer Landlord shall be released by Tenant from all liability for the return of such security.

Improvements and Finish.

8.1 Landlord shall construct and finish the interior of the Premises pursuant to the terms and conditions set forth in the Addendum, attached hereto, and the plans and specifications mutually approved in writing by Landlord and Tenant. Any work in addition to any of the items specifically enumerated in the Addendum shall be performed by Tenant at Tenant’s cost and expenses, subject to Landlord prior written consent thereto. Any equipment or work other than those items specifically enumerated in the Addendum which Landlord installs or constructs on the Premises on Tenant’s behalf shall be paid for by Tenant within fifteen (15) days after receipt of a statement therefore at cost. Any additional work requested by Tenant shall be commenced only if approved by written change orders signed by both Landlord and Tenant.

Possession.

9.1 If Landlord, for any reason, whatsoever, cannot deliver possession of the Premises to Tenant on or before the commencement date set forth in Article 2, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In such event, the rent as set forth herein shall not commence until possession of the Premises is made available to Tenant. If the Premises are ready for occupancy prior to the commencement date set forth in Article 2, and Tenant takes early occupancy, the term of the lease shall commence on such occupancy date and shall continue through the ending date set forth in Article 2, and Tenant shall pay rental for such early period of occupancy at a rate proportionate to the rental reserved herein during the first year of the lease.

9.2 Possession of the Premises shall be deemed delivered when tendered for occupancy, and the tenant improvements agreed to between Landlord and Tenant have been substantially completed. Tenant agrees to take possession upon substantial completion. If only minor or unsubstantial details of construction, decoration, or mechanical adjustments remain to be completed on the Premises then the commencement of the term of the lease shall not be delayed and the payment of rent under the lease will commence on the commencement date set forth in the lease regardless of any contrary provisions of the lease. If a delay in substantial completion shall be due to special work, changes, alterations, or additions to the Premises required by or made by Tenant; or if such delay is due to Tenant’s delay or default in submitting plans, supplying information, approving plans or specs, or authorizing changes or otherwise; or if such delay is caused by any other delay or default of Tenant, then the Premises shall be deemed substantially complete and ready for occupancy on the commencement date.

Acceptance of Premises.

10.1 By occupying the Premises, Tenant accepts the same and acknowledges that the Premises are in the condition called for hereunder, unless Tenant furnishes Landlord with a notice in writing specifying any defect in the Premises (the “Punch List”) on or before thirty (30) days after taking possession thereof. Landlord shall make the repairs indicated on the Punch List as provided in the Addendum to this Lease.

Use.

11.1 Tenant will occupy the Premises for general office use and for no other purpose. Tenant will not use or permit in the Premises anything that will increase the rate of fire insurance thereon or which would prevent Landlord from obtaining reduced rates for long term insurance policies, or maintain anything that may be dangerous to life or limb, or in any manner, deface, injure or commit waste in, on, or about said Building or any portion thereof, or overload the floors, or permit any objectionable noise or odor to escape or be emitted from said Premises, or permit anything to be done upon the Premises in any way tending to create a nuisance or to disturb any other tenants of the Building, or to injure the reputation of the Building or to use or permit the use of the Premises for lodging or sleeping purposes, or for any immoral or illegal purposes. Tenants will comply, at Tenant’s own cost and expense, with all orders, notices, regulations, or requirements of any municipality, state or other governmental authority respecting the use of the Premises.

Services.

12.1 Landlord shall furnish adequate water, climate control and janitorial services to the Premises as set forth in this Lease, including the rules and regulations attached hereto as Exhibit “B”. Such climate control shall be furnished in accordance with said rules and regulations. Landlord shall not be liable for the stoppage or interruption of any said services or for the utilities caused by riots, strikes, labor disputes, accidents, necessary repairs or any conditions beyond Landlord’s control. Landlord shall be the sole judge as to the amount and kind of services and utilities to be provided under the provisions hereof, and any additional services or utilities required by Tenant shall be at Tenant’s cost and expense. Tenant agrees not to connect or alter any utilities or equipment provided by Landlord without obtaining Landlord’s prior written consent.

Use of Electricity.

13.1 Tenant’s use of electricity in the Premises shall be for office purposes and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises.

13.2 In order to ensure that such capacity is not exceeded and to avert possible adverse effect on the Building’s electrical service, Tenant shall not, without Landlord’s prior written consent in each instance, which shall not be unreasonably withheld or delayed, connect any additional fixtures, appliance or equipment (other than office equipment) to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing at the commencement of the term hereof. If Landlord does not object or respond to such a request from Tenant within five (5) business days following Landlord’s receipt of such request, Landlord shall be deemed to have consented thereto. If Landlord grants such consent, the cost of all additional risers and other equipment required therefor shall be paid as additional rent by Tenant to Landlord upon demand. Furthermore, Tenant shall pay on demand as additional rent to Landlord the cost of any electric current or other energy used and consumed by Tenant for any other purpose, including, without limitation, the operation of heavy duty accounting equipment, copy equipment and computer equipment. Landlord hereby acknowledges that Tenant will be entitled to use all of the electrical capacity available to the Building for the period of time that Tenant is the sole occupant within the Building. At such time that the remainder of the Building is leased to a party other than Tenant, the electrical capacity of the Building shall be required to be shared in a reasonable manner between Building occupants, including a reasonable decrease in Tenant’s usage, if the reasonable office use of the other Building tenant results in electric capacity issues within the Building. Tenant also hereby acknowledges that it shall pay all utility charges and related costs incurred at the Building until such time as the Option to Expand is terminated. If Tenant does not elect to Exercise the Option to Expand, Tenant will thereafter be obligated to pay its prorata share of utility charges, subject to the terms and conditions of Section 6.1.

13.3 Tenant shall pay as additional rent, on demand, the cost of any metering which may be required by Landlord to measure any excess usage of electricity, water or other utility or energy.

Alterations.

14.1 Tenant will make no alterations in, or additions to, the Premises without obtaining the prior written consent of Landlord. Landlord may impose such conditions on its consent as Landlord deems appropriate.

Tenant Repair.

15.1 If any apparatus, or elements of the Building used for the purpose of climate control, or if the water pipes, drainage pipes, electric lighting or the room or outside walls of the Building or parking facilities of Landlord become damages or destroyed through the negligence, carelessness or misuse of Tenant, its agents, employees, or anyone permitted by Tenant to be in the Building, then the cost of the necessary repairs, replacements or alterations shall be borne by Tenant, who shall pay the same on demand to Landlord as additional rent.

15.2 Tenant shall keep the Premises in as good order, condition and repair as when they were entered upon, loss by fire (unless caused by the negligence of Tenant, its agents, employees or invitees), accident or ordinary wear and tear excepted. If Tenant fails to keep the Premises in such good order, condition and repair as required hereunder to the reasonable satisfaction of Landlord, as soon as reasonably possible after written demand, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Landlord and upon completion thereof, Tenant shall pay to Landlord, as additional rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs.

Trade and Other Fixtures.

16.1 Any and all installations, alterations, changes, additions, partitions, fixtures or improvements to the Premises, other than Tenant’s trade fixtures, including, but not limiting the generality of the foregoing, all fixtures, lighting fixtures, cooling equipment, built-ins, partitions, wall coverings, tiled linoleum and power wiring shall be the property of the Landlord upon any termination of this Lease. Notwithstanding anything herein contained, Landlord shall be under no obligation to repair, maintain, or insure such installation, changes, alterations, additions, partitions, fixtures, or improvements made or installed by or on behalf of Tenant. Upon termination of the Lease, or within thirty (30) days thereof, Landlord, at its sole discretion, may remove all installations or alterations made by or on behalf of Tenant pursuant to this Article and Landlord may elect to have the Premises restored to their original condition, ordinary wear and tear excepted. Tenant agrees to pay to Landlord all costs and expenses of such removal and restorations within thirty (30) days of receipt from Landlord of notice of said expenses or costs incurred. The obligation to pay such expenses or costs shall survive the termination of the Lease.

Lien Protection.

17.1 Tenant agrees that at no time during the term of this Lease will Tenant permit a lien or encumbrance of any kind or nature to come into existence against the Premises or the Building. If at any time a lien or encumbrance is filed against the Premises, Tenant agrees it will deposit with Landlord in cash an amount equal to one hundred fifty percent (150%) of the amount of the lien and shall leave the same on deposit with Landlord until said lien is discharged. Landlord shall have the option, but not the responsibility, to satisfy any such lien or encumbrance, and if Landlord pays any such lien or encumbrance, Tenant shall pay to Landlord as additional rent, the amount of such payment on the next following day when monthly installments of rent are due hereunder. If Landlord satisfies any such lien or encumbrance, it may make such payment without inquiry into the accuracy of the amount of such lien or encumbrance or the validity of the lien or encumbrance.

Insurance.

18.1 In addition to Tenant’s obligation to pay its Pro Rata Share of the cost of insurance pursuant to Article 6 hereof, Tenant shall pay all premiums due in connection with the insurance Tenant is required to carry under the terms of this Lease and shall furnish Landlord with copies of paid receipts evidencing the payment thereof. All such policies shall be written with companies satisfactory to Landlord and authorized to do business in the State of Colorado. Landlord shall not unreasonably withhold its consent to the placement of insurance with companies proposed by Tenant, so long as the proposed companies have a rating of at least B XIII in the “Best’s Key Rating Guide”.

18.2 During the term of this Lease, Tenant shall keep the Premises insured for the protection of Landlord and Landlord’s assignees who shall be so named as additional insured in any such policies, by maintaining bodily injury and property damage insurance including blanket contractual liability broad form property damage, personal injury, completed operations products liability and fire damage legal liability insurance on a commercial general liability form. Such insurance shall be written on a combined single limit basis in an amount of not less than One Million Dollars ($1,000,000.00) and such higher limits as the Landlord may reasonably require from time to time. Tenant shall maintain, at his sole cost and expense, any other form or forms of insurance in amounts and for such risks as Landlord may reasonably require from time to time including, but not limited to, insurance for the full replacement cost of Tenant’s personal property and fixtures located on the Premises on an open perils basis insurance against “all risks of direct physical loss”. Workman’s Compensation Insurance as required by statute including employer’s liability insurance in the limits of $100,000/$500,000/$100,000. All policies of insurance required shall name Landlord and Tenant as insureds and provide that the proceeds of such insurance shall be payable to Landlord and Tenant, as their interests may appear. Tenant shall deliver to Landlord not more than thirty (30) days after execution of this Lease and thereafter at least thirty (30) days prior to expiration of such policy, Certificates of Insurance evidencing the above coverage which shall expressly provide that at least thirty (30) days prior written notice shall be given to Landlord in the event of a material alteration or cancellation of the coverage.

18.3 If Tenant shall at any time fail, neglect, or refuse to provide and maintain such insurance, Landlord shall have the option, but shall not be required, to pay for such insurance and any amounts paid therefore by Landlord shall be deemed additional rent due Landlord and shall be paid by Tenant to Landlord at the next rental payment date after any such payment, with interest thereon at the rate of eighteen percent (18%) per annum at the time that such insurance is obtained.

18.4 Tenant agrees to pay any increase in premiums of insurance carried by Landlord if, in the reasonable determination of Landlord, such increase is directly related or caused by Tenant’s use of the Premises.

Waiver of Subrogation.

19.1 The parties shall obtain from their respective property insurance carriers Waivers of Subrogation against the other party, agents, employees, and, as to Tenant, invitees. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in the standard fire insurance policy with an extended coverage endorsement if such insurance was obtainable at the time of such loss or damage.

Casualty Damage.

20.1 In the event of fire or other casualty, against which Landlord is insured, and which is not caused by the negligence of Tenant, Base Rent shall abate in the proportion that the unusable portion of the Premises is to the total area of the Premises until the Premises are rebuilt. The proportion of the Premises that is unusable will be established by an independent architect selected by Landlord after the architect consults with Tenant and Landlord. Upon receipt by Landlord of such insurance proceeds, Landlord agrees that it will with reasonable diligence repair the Premises, unless Tenant is obligated to repair under the terms hereof, or unless this Lease is terminated as hereinafter provided, subject to the provisions of Article 20.2 and 20.3.

20.2 If the Premises are damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of Landlord, the Premises cannot be rebuilt or made fit for the purposes of Tenant within one hundred twenty (120) days of the damage or destruction, Landlord shall so notify Tenant within forty-five (45) days from the date of the damage (the “Damage Notification”). Landlord and Tenant shall then each have the right to terminate this Lease by giving the other party written notice of its election to terminate on or before fifteen (15) days following the Damage Notification. If Landlord elects to terminate the Lease pursuant to the terms of this Section 20.2, Landlord, shall have no obligation to rebuild or make the Premises fit for Tenant. If the Lease is terminated pursuant to the terms of this Section 20.2, rent and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage and Tenant shall immediately deliver up possession of the Premises to Landlord provided, however, that those provisions of this Lease which are designated to cover matters of termination and thereafter, shall survive the termination hereof.

20.3 Irrespective of whether the Premises are damaged or destroyed, in the event that fifty percent (50%) or more of the area in the Building is damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of Landlord, the said area cannot be rebuilt or made fit for the purpose of the tenants of such space within one hundred twenty (120) days after the damage or destruction, Landlord may at its option terminate this lease by giving to Tenant within forty-five (45) days after such damage, notice of termination requiring it to vacate the Premises forty-five (45) days after delivery of the notice of termination and thereupon rent and any other payments shall be apportioned and paid to the date on which possession is relinquished and Tenant shall deliver up possession of the Premises to Landlord in accordance with such notice or termination.

Eminent Domain.

21.1 If the Premises or a substantial part thereof, shall be taken in eminent domain, or conveyed under threat of condemnation proceedings, then this Lease shall forthwith terminate and end upon the taking hereof as if the original term provided in said Lease expired at the time of such taking. If only such part or portion of the Premises is taken which would not substantially and materially interfere with or adversely affect the business of the Tenant conducted at the Premises, then Landlord, at Landlord’s option to be exercised in writing within thirty (30) days after the taking thereof, may repair, rebuild or restore the Premises, and this Lease shall continue in effect. If, however, because of such taking, the Premises should be rendered untenantable or partially untenantable, then the rent, or a portion thereof, shall abate until the Premises shall have been restored.

21.2 In the event that an award is made for taking of such property and parcels of the Premises or the Building in condemnation proceedings, Landlord shall be entitled to receive and retain the amounts awarded or paid for such taking or conveyance; provided, however, that Tenant shall be entitled to receive and retain such amounts as are specifically awarded to it in such proceedings because of the taking of its furniture, or fixtures, and its leasehold improvements which have not become a part of the realty. It is understood and agreed that any amounts specifically awarded in any such taking for the damage to the business of Tenant, done on the Premises and awarded to it as a result of interference with the access to the Premises or for any other damage to said business and trade done at the Premises shall be the property of Tenant, provided said award does not reduce the award to Landlord.

21.3 It is understood and agreed that in the event of the termination of this Lease as provided under this paragraph, Tenant shall have no claim against Landlord for other value of any unexpired term of this Lease and no right or claim to any part of the award made on account thereof.

Indemnification and Waiver of Certain Claims.

22.1 Tenant hereby agrees to indemnify and hold harmless Landlord, its subsidiaries, Directors, Officers, Agents, attorneys and employees from and against any and all damage,

loss, liability, or expense including, but not limited to, attorney’s fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting any time therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by, or is in any way attributable to the use or occupancy of the Premises and adjacent areas by Tenant, the acts or omissions of Tenant, its agents, employees or any contractors brought onto the Premises by Tenant, except that caused by the sole negligence of Landlord or its employees and agents. Such loss or damage shall include, but not be limited to, any injury or damage to Landlord’s personnel (including death resulting anytime therefrom) or real or personal property. Tenant agrees that the obligations assumed herein shall survive this Lease.

22.2 Landlord shall not be liable for any damage or injury including business interruption, either proximate or remote, occurring through or caused by the carelessness, negligence or improper conduct on the part of any Co-Tenant or anyone other than Landlord, or for any damage to person or property resulting from any condition of the Premises or other cause including, but not limited to, damage occasioned by defective electric wiring, breaking or stoppage of plumbing or sewer, whether said breakage or sewer, whether said breakage or stoppage resulted from freezing or otherwise, not resulting from the negligence of Landlord. Tenant shall give Landlord prompt notice of any defects in the Premises.

Right of Entry.

23.1 Landlord may, upon reasonable prior notice to Tenant, exhibit the Premises to prospective tenants during the last twelve (12) months of the term, and, during the term of this Lease, to any prospective purchaser, mortgagee, or assignee of any mortgage on the property and to others having a legitimate interest at any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or the Building, as may be necessary or desirable for the safety, protection, or the preservation of the Premises of the Building of the Landlord’s possessive interest therein, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders, and requirements of governmental or other authority. Tenant, pursuant to this Article 23, hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, occupancy or quiet enjoyment of the Premises.

Surrender of Premises.

24.1 Tenant agrees to deliver, at the expiration of the Term hereof, or earlier termination, the Premises in good repair and in a state of broom cleanliness, subject to ordinary wear and tear.

Default by Tenant.

25.1 It shall be an “Event of Default” if (i) Tenant shall fail to pay when due any payment required of Tenant to Landlord hereunder and such failure shall continue for a period of ten (10) days after written notice thereof to Tenant by Landlord; (ii) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof to Tenant by Landlord; (iii) Tenant shall make a general assignment for the benefit of its creditors or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above which is not dismissed within sixty (60) days; (v) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property; (vi) Tenant shall vacate or abandon the Premises without paying Base Rent and all other payments required herein or notifying Landlord of its vacation or abandonment of the Premises; or (vii) Tenant shall mortgage, assign or otherwise encumber its leasehold interest.

25.2 If the amount in controversy in any dispute between Landlord and Tenant is $10,000.00 or less and possession of the Leased and Premises is not an issue, the parties agree to submit the dispute to the Judicial Arbiter Group for binding arbitration in accordance with its arbitration rules. If the Judicial Arbiter Group is for any reason unable or unwilling to arbitrate such matter, then arbitration shall be before the American Arbitration Association in accordance with its construction industry arbitration rules. Arbitration under this Section may be initiated by either party by written request for arbitration in accordance with the procedures for initiation of arbitration by the Judicial Arbiter Group or the American Arbitration Association, as applicable. If litigation is commenced between the parties when the matter is subject to this Section requiring arbitration, then upon motion of either party, the litigation shall be stayed and the dispute submitted to arbitration. If the amount in controversy is alleged to exceed $10,000.00 and the court in which the litigation is commenced determines that the amount in controversy has been stated to exceed $10,000.00 to avoid arbitration, the court, on its own motion or by motion of a party, shall have the right to stay the litigation and require that the dispute be submitted to arbitration pursuant to this Section.

Remedies of Landlord.

26.1 All rights and remedies of Landlord enumerated herein shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to other remedies in this Lease provided, the Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements, or conditions of this Lease.

26.2 Landlord shall have the right, as its election, in the even of default by Tenant and upon giving prior written notice if required in Article 25.1 herein, to:

26.2.1 Institute suit against Tenant to collect each installment of rent or other sum as it becomes due or to enforce any obligation under this Lease;

26.2.2 Re-enter and take possession of the Premises and remove Tenant and Tenant’s agents and employees therefrom, and either (i) terminate this Lease and sue Tenant for damages or breach and default under the Lease; or (ii) without terminating the Lease, relet, assign, or sublet the Premises as the agent and for the account of Tenant in the name of Tenant or otherwise on such terms and conditions and for such rent as Landlord may deem best, and collect (a) the rent therefrom, provided Landlord shall, in no way, be responsible or liable for any failure to collect any rent due upon any such re-letting, and (b) an amount equal to the then present value of the Base Rent and Additional Rent provided in this Lease for the remainder of the Lease term, less the present rental value of the Premises for the remainder of the term. In so acting, Landlord shall not be deemed to have trespassed in any manner, nor shall Landlord’s actions be construed to be a waiver or relinquishment of any of Landlord’s rights or remedies. In this event, the rents received on any such re-letting shall be applied first to the expenses of reletting and collecting including, without limitation, all repossession costs, attorney’s fees, court costs, broker’s commissions, alteration costs, and expenses of preparing the Premises for re-letting, and thereafter for payment of the rent and any other amounts payable to Tenant to Landlord. If the sum realized shall not be sufficient to pay such rent and other charges, Tenant agrees to pay Landlord within five (5) days after demand any such deficiency as its accrues.

26.3 In the event Landlord elects to re-enter or take possession of the Premises, Tenant agrees to quit and peaceably surrender the Premises to Landlord, and Landlord may enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispose and remove Tenant and may have, hold, and enjoy the Premises and the right to receive all rental income of and from the same. No such re-entry and taking of possession by Landlord shall be construed as an election on Landlord’s part to terminate or surrender this Lease unless Landlord gives notice to Tenant specifically terminating the Lease, unless a written notice of such intention is served on Tenant, notwithstanding the service of Demand for the Payment of Rent and Possession, and Landlord and Tenant expressly agree that the service of posting of such demand will not constitute an election on the part of the Landlord to terminate this Lease.

26.4 If Landlord elects to terminate this Lease in accordance with the provisions herein, Landlord shall be entitled to recover as damages attorneys’ fees and costs, the cost of removing Tenant, all costs of refurbishing and repairing the Premises for re-letting, all sums due Landlord by Tenant.

Landlord’s Right to Cure Tenant’s Default.

27.1 If Tenant shall default in the performance of any covenant or provision of this Lease to be performed on Tenant’s part, Landlord may, after fifteen (15) days written notice to Tenant, or without notice if in Landlord’s opinion an emergency exists, perform the same for the account and at the expense of Tenant. If Landlord shall incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, or defending any action of Tenant, Tenant shall reimburse Landlord for the amount of such expense with interest at the rate of eighteen percent (18%) per annum from the date of Landlord’s advance or advances therefor. Should Tenant, pursuant to this Lease, become obligated to reimburse or otherwise pay Landlord one or more sums of money pursuant to this Article 27, the amount thereof shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s written demand therefor, and if Tenant fails to make such payment, such failure shall be deemed an event of default as set forth in Article 25 hereof. The provisions hereof shall neither impose a duty on Landlord nor excuse any failure on Tenant’s part to perform or observe any covenant or condition in this Lease contained on Tenant’s part to be performed or observed.

Assignment and Sublease.

28.1 Tenant shall not voluntarily or by operation of law assign, license, transfer, mortgage or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises, shall not sell or otherwise transfer more than 50% of either the capital stock of Tenant or the value of the assets of Tenant, and shall not sublet or license all or any part of the Premises, without the prior written consent of Landlord in each instance, and any attempted assignment, sale, transfer, mortgage, encumbrance or subletting without such consent shall be wholly void. In the event Tenant desires to assign or sublet its space or a portion thereof, Tenant shall pay to Landlord $500.00 prior to Landlord reviewing the sublease. If Landlord shall consent to a subletting, the difference, if any, between the Base Rent and Additional Rent as stated herein and the rent paid by the person subletting the Premises shall be paid to the Landlord monthly, in advance, during the remaining term or options of the Lease. Without in any way limiting Landlord’s right to refuse to give consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent if in Landlord’s sole discretion and opinion the quality of business operation of the Building is or may be in any way adversely affected during the term of the Lease or the financial worth and credit worthiness of the proposed new tenant is less than that of Tenant executing this Lease.

28.2 No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the Base

Rent and Additional Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any subletting, assignment, or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

Subordination, Estoppel Letter and Attornment.

29.1 This Lease is subject and subordinate to all first mortgages or first deeds of trust which now or hereafter may affect the Premises or the Building, and Tenant shall execute and deliver upon demand of Landlord any and all instruments subordinating this Lease, in the manner reasonably requested by Landlord and which do not materially alter the terms of this Lease, to any new or existing mortgage or deed of trust. In the event that Tenant’s interest is subordinated, said mortgagee shall agree that it shall not disturb Tenant’s possession, provided that Tenant is not in default under the terms and conditions of this Lease. Further, Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed, or acknowledging to any mortgagee that Tenant will not modify or amend this Lease without consent of such mortgagee, and certifying as to such other matters Landlord may reasonably request.

29.2 In the event that Landlord or its principal sells, conveys, transfers or grants the Building or the Premises to any person, firm, corporation, company, or entity during the term hereby demised, Tenant agrees to attorn to such new owner, and Landlord and its principal shall be released from performance hereunder.

Quiet Enjoyment.

30.1 So long as the Tenant shall observe and perform that covenants and agreements binding on it hereunder, the Tenant shall, at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from, or through Landlord.

Holding Over.

31.1 Unless otherwise agreed to in writing by Landlord and Tenant, if Tenant retains possession of the Premises or any part thereof after the termination of the term, such holding over shall be deemed to be tenancy from month-to-month at a monthly rental equal to two hundred percent (200%) of the monthly installment of base rent due under the terms of the Lease from the month next preceding the commencement of the holdover period, and Tenant shall remain liable for all other payments provided for hereunder, and such holding over shall be subject to all of the other terms and conditions of the Lease. In addition to rent, Tenant agrees to pay the Landlord for all damages, consequential as well as direct, sustained by Landlord resulting or arising from Tenant’s possession. No such holding over shall be deemed to constitute a renewal or extension of the term of the Lease.

Intentionally Reserved (32.).

Notices.

33.1 Any notice required or permitted hereunder or which any party elects to give shall be in writing and delivered either personally to the other party or the other party’s authorized agent set forth below (or as changed by written notice), or by depositing such notice in the United States Certified Mail, Return Receipt Requested, postage fully prepaid, to the person at the address set forth below, or to such other address as either party may later designate in writing:

Landlord:	Science Park II LLC
15475 Gleneagle Dr.
Colorado Springs, CO 80921

Tenant:	Integral Systems, Inc.
5000 Philadelphia Way
Lanham, MD 20706
Attn.: Thomas L. Gough

All payments due and owing by the Tenant to the Landlord shall be sent to the Landlord at the above address. Payment shall be deemed to have been made when the Landlord actually receives the payment; thus any delays in the mail or other method of delivering payment shall be at the risk of the Tenant.

Definition of Landlord.

34.1 The term “Landlord” as used in this Lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord’s interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, the Landlord herein named (and in case of any subsequent transfer, then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of the Landlord contained in this Lease thereafter to be performed.

Waiver.

35.1 No waiver or any breach of any one of the agreements, terms, conditions, or covenants of this Lease by Landlord or Tenant shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Lease. The failure of either party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either party thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement term, condition, or covenant of the Lease.

Successor.

36.1 All of the agreements, terms, conditions, and covenants set forth in this Lease shall inure to the benefit of and be binding upon the heirs, legal representatives, successors, executors, and assigns of the parties, except that no assignment or subletting by Tenant in violation of the provisions of this Lease shall vest any rights in the assignee or in the sublessee.

Corporate Resolution.

37.1 If a corporation executes this Lease as a Tenant, Tenant shall promptly provide Landlord with certified corporate resolutions attesting to the authority of the officers to execute this Lease on behalf of such corporation.

Enforcement of Lease - Attorney’s Fees.

38.1 In the event that either Landlord or Tenant commences any action for the enforcement of or arising out of a breach of the terms of this Lease, then the party who is awarded judgment in such action shall be awarded, in addition to any other award made thereof, an amount to be fixed by the Court for court costs and reasonable attorney’s fees.

Invalidity of Particular Provisions.

39.1 If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body, the intention of the parties hereto is that the remaining parts or provisions of this Lease shall not be affected thereby.

Article Headings.

40.1 The article headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meanings of the Lease provisions.

Governing Law.

41.1 This Lease shall be deemed to have been made and shall be construed in accordance with the laws of the State of Colorado.

Time.

42.1 Time is of the essence of this Agreement.

Recording of Lease.

43.1 This Lease shall not be recorded by either Landlord or Tenant without the prior written consent of the other.

Exculpation.

44.1 Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited strictly to its interest in the Building.

Rules and Regulations.

45.1 Tenant agrees that Tenant, Tenant’s employees and agents or any others permitted by Tenant to occupy or enter the Premises shall abide by the rules and regulations attached hereto as Exhibit “B” and made a part hereof. Landlord shall have the right to reasonably amend, modify or change in any way the rules and regulations provided that said amendments are not inconsistent with the terms of this Lease, and Tenant agrees to comply with all such rules and regulations upon notice from Landlord thereof. A breach of any of such rules or regulations shall be deemed a default under the Lease and Landlord shall have all remedies as set forth in Article 26.

Parking.

46.1 Tenant and its employees and invitees shall have the non-exclusive privilege to use non-reserved parking spaces in common with other tenants of Landlord pursuant to the rules and regulations relating to parking adopted by Landlord from time to time as set forth in Exhibit “B” attached hereto. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate specific parking spaces among Tenant and other tenants or to take any other steps necessary to correct such condition.

Signs.

47.1 Tenant shall not install any signs, window lettering or other advertisement in, upon or around the Premises without the prior written approval of Landlord. Landlord shall have absolute discretion in approving or disapproving any proposed sign.

Tenant shall have the right to exterior building signage in a location and size mutually agreed to by the Landlord and Tenant. If the Tenant expands into the entire building, Tenant shall have the right to signage on the monument sign at the corner of Galley Drive and Space Center Drive. With Tenant’s initial occupancy, Tenant shall be granted signage on the monument sign at the intersection of Space center Drive and Technology Court. All cost of building and monument signage shall be at the Tenant’s sole cost and shall be in compliance with all government codes and CC&Rs.

Brokers.

48.1 Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought this transaction other than Candace Seaton of Coldwell Banker Commercial and George B. Swintz of Grubb&Ellis/Quantum Commercial Group, Inc. and with the exception of Randy Dowis and Bob Garner of Highland Commercial Group, Inc., Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Leasing transaction. The provisions of this Article shall survive the termination of the Lease.

Entire Agreement.

49.1 The within Lease constitutes the entire agreement of the parties hereto. No representations, promises, terms, conditions, obligations or warranties whatsoever referring to the subject matters hereof, other than those expressly set forth herein, shall be of any binding legal force or effect whatsoever. No modification, change, or alteration of this Lease shall be of any legal force or effect whatsoever unless in writing, signed by all parties hereto.

Attachments.

Exhibit A	-	Legal Description
Exhibit B	-	Rules and Regulations
Exhibit C	-	Option to Extend
Exhibit D	-	Rent Payment Schedule
Exhibit E	-	Addendum to Lease to Confirm Lease Commencement and Termination Dates
Exhibit F	-	Parking Lot Repair Letter

In witness whereof, the Parties hereto execute this Lease the day and year first written above.

LANDLORD:

Science Park II LLC, a Colorado limited liability company

By:	Bethesda Management Company, a Colorado corporation, as Manager

By:	/s/ Dana Rasic
Dana Rasic

Title:	Property Manager /Assistant Secretary

Address:	15475 Gleneagle Dr. Colorado Springs, CO 80921

TENANT:

Integral Systems, Inc., a Maryland corporation

By:	/s/ Thomas L. Gough
Thomas L. Gough

Title:	President

Address:	5000 Philadelphia Way Lanham, MD 20706

ADDENDUM

1. Tenant
Improvements:	Landlord will pay for the benefit of Tenant an amount not to exceed $450,920.00 for the costs of permanent tenant improvements to be made to the Premises (the “TI Funding”). The TI Funding will be used solely for the construction of tenant improvements to the Premises and will not be used to pay for furniture, furnishings, trade fixtures or other personal property of the Tenant. The TI Funding will be available to Tenant until June 30, 2002. If Tenant elects to utilize the TI Funding (or any portion thereof) , Tenant will notify Landlord in writing, on or before June 30, 2002, of the amount of the TI Funding Tenant elects to utilize. All amounts expended by Landlord in connection with the construction of the tenant improvements to the Premises, other than the amount of TI Funding which Tenant properly elects to utilize as provided above, will be due and owing by Tenant to Landlord on June 30, 2002. In a reasonable period of time following receipt of Tenant’s election to utilize all or a portion of the TI Funding, Landlord will prepare an amendment to this Lease which modifies the Base Rents provided for herein to reflect the amount of the TI Funding incorporated into the Base Rent as provided below. The TI Funding amount utilized by Tenant will bear interest at the rate of 7.5% per annum commencing as of the date of Tenant’s election and continuing for the balance of the initial lease term. The Base Rents provided for in this Lease will be adjusted to reflect the amount of utilized TI Funding and the applicable interest accrual thereon.

If Tenant elects to directly pay for the cost of the tenant improvements to be installed by Landlord within the Premises, Landlord acknowledges that 10% of all such costs will be retained by Tenant as retainage. Tenant will pay Landlord the entire retainage on or before 14 days following Landlord’s completion of the Punch List items reasonably identified by Tenant pursuant to the terms of Section 10.1. Landlord, subject to matters beyond Landlord’s reasonable control, will repair the Punch List items on or before 60 days following Landlord’s receipt of Tenant’s Punch List. Landlord will not be in default of this Lease if the repair cannot be accomplished within the applicable 60 day period and Landlord commences to repair within the 60 day period and diligently pursues its completion thereafter.

In the event that Tenant does not expand into the entire building, as provided below, Landlord, at Landlord’s sole cost may erect a demising wall to separate Tenants Premises from the remainder of the space in the building and Tenant agrees to cooperate with said construction.

2. Optional Space:	Tenant shall have the option to lease all, but not less than all, of the balance of the Building commencing as of the date of this Lease and continuing until December 31, 2003 (the “Option to Expand”) by notifying Landlord in writing of Tenant’s election to exercise its option to expand the Premises to the entire Building (“Exercise”). If Tenant fails to Exercise the Option to Expand on or before December 31, 2003, the Option to Expand shall terminate and be of no further force or effect. If Tenant timely and properly Exercises the Option to Expand, Tenant shall take possession of the Premises on or before June 30, 2004 and base rent and additional changes as provided in the Lease will commence for the balance of the Premises as of the date Tenant is given possession of the additional space, but in no event will rent commence later than July 1, 2004. The Base Rent for the balance of the Premises will be the then current Base Rent provided for in the Lease, subject to further adjustment as indicated below for Supplemental TI Funding.

Landlord will pay to or for the benefit of Tenant an amount not to exceed $212,880.00 for the costs of permanent tenant improvements to be made to the balance of the Building following Tenant’s Exercise of its Option to Expand (the “Supplemental TI Funding”). The Supplemental TI Funding will be used solely for the construction of tenant improvements for the balance of the Building and will not be used to pay for furniture, furnishings, trade fixtures or other personal property of the Tenant. The Supplemental TI Funding will be available to Tenant until thirty (30) days following Landlord’s substantial completion of the tenant improvements for the balance of the Building in accordance with plans and specifications approved by Landlord. If Tenant elects to utilize the Supplemental TI Funding (or any portion thereof), Tenant will notify Landlord in writing, on or before the expiration of the thirty (30) day period set forth above, of the amount of the Supplemental TI Funding Tenant elects to utilize. All amounts expended by Landlord in connection with the construction of the tenant improvements to the Premises, other than the amount of Supplemental TI Funding which Tenant properly elects to utilize as provided above, will be due and owing by Tenant to Landlord on or before the expiration of the 30 day period described above. In a reasonable period of time following receipt of Tenant’s election to utilize all or a portion of the Supplemental TI Funding, Landlord will prepare an amendment to this Lease which modifies the Base Rents provided for herein to reflect the amount of the Supplemental TI Funding incorporated into the Base Rent as provided below. The Supplemental TI Funding amount utilized by Tenant will bear interest at the rate of 7.5% per annum commencing as of the date of Tenant’s election and continuing for the balance of the initial lease term. The Base Rents provided for in this Lease will be adjusted to reflect the amount of utilized Supplemental TI Funding and the applicable interest accrual thereon.

Base Rent on the Option Space shall be at the same rate as the rate on Premises in the month Tenant occupies the Option Space and will be subject to the same, increases thereafter.

3. Early Termination:	Tenant shall have the right to terminate this Lease on the terms and conditions set forth in this Section 3. Tenant’s right to terminate shall only be effective at such time as, and in the event that, Tenant’s Government Contract #FD 4701-01-C-0012 (the “Contract”) is not renewed or is terminated prior to the expiration date of this Lease for reasons other than a default by Tenant. If the Contract is terminated or is not renewed as provided above at any time during the Lease Term (but not prior to the last day of the third (3rd) Lease year), Tenant shall have the right to terminate the Lease upon not less than six (6) months after Tenant’s receipt of the non-renewal of the Contract and prior written notice to Landlord, which notice will set forth a termination date of not earlier than on the last day of the third (3rd) Lease year of the Lease Term. If Tenant elects to terminate this Lease based upon the terms and conditions set forth in this Section 3, Tenant shall pay Landlord for any un-amortized TI Funding and Supplemental TI Funding, if applicable, and Brokerage Fees. Notice to cancel must be accompanied by Tenant’s payment of un-amortized costs. Amortization of all such costs shall be calculated at 7.5% interest. Upon the early termination of the Lease, as provided in this Section 3, Tenant shall be obligated to vacate the Premises and restore the Premises as provided in this Lease. In no event will Tenant’s early termination of the Lease, pursuant to the terms of this Section 3, relieve Tenant from its obligation to pay Monthly Rental and other charges which shall accrue prior to the effective early termination date.

4. Business Reduction:
Tenant shall be permitted to reduce the size of the Premises by as much as twenty-five percent (25%) of the Premises with ninety (90) days prior written notice to Landlord and the payment of un-amortized TI Funding and Supplemental TI Funding, if applicable, Improvements and Brokerage Fees. Tenant shall also be solely responsible for paying all costs and expenses of demising the reconfigured Premises in a manner which is reasonable acceptable to Landlord. Notwithstanding the above, Tenant’s right to reduce the size of the Premises shall not be available to Tenant prior to the last day of the third Lease year. Amortization of all such costs shall be calculated at 7.5% interest.

5. Parking Lot Repairs:
Landlord shall, at Landlord’s sole cost and expense, make the one time repairs to the parking lot which are set forth in Exhibit F attached hereto.

6. Bathrooms.	Until such time as the Option to Expand is terminated as provided in this Lease, Tenant shall have the right to utilize the bathrooms within the Building which are located outside of the Premises (the “Bathrooms”) by notifying Landlord in writing of its election to utilize the Bathrooms. If Tenant elects to so utilize the Bathrooms, the Base Rent and additional charges will be recalculated to include the Bathroom area. Tenant hereby acknowledges that notwithstanding any other provision contained in this Lease, Tenant’s right to utilize the Bathrooms will terminate upon the expiration of the Option to Expand if Tenant does not elect to Lease the entire Building.

EXHIBIT A

LEGAL DESCRIPTION

Lot 1, Block 1, Science Park Sub. No. 1, Filing 1, Phase 1 City of Colorado Springs, County of El Paso, State of Colorado.

Diagram Description of 980 Technology Court

EXHIBIT B

RULES AND REGULATIONS WHICH CONSTITUTE A PART OF THE LEASE

1. The sidewalks, entrances, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, or used in connection with, any window or door of the Premises other than Landlord approved coverings. All electrical ceiling fixtures hung in offices or spaces along perimeter of the Building must be fluorescent, of a quality, type, design and color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise unscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any Tenant in or on any part of the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the Tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4. The sashes, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles or other articles be placed on the window sills.

5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, Cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7. No bicycles or vehicles of any kind shall be brought into or kept in the Premises, and no cooking shall be done or permitted by any Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items and microwave cooking and refrigeration for Tenants and their employees shall be permitted if by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced or to permeate the Premises.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of his Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord.

9. There shall be no smoking anywhere within the Building structure. This includes offices, lobbies, stairwells, doorways, or anywhere else within the Building premises.

10. No Tenant shall make, or permit to be made, any unseemly or disturbing noise or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, unusual noises, or in any other way. No Tenant shall throw anything out of doors or windows or down the passageways.

11. No Tenant nor any of Tenant’s employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible/explosive liquid, chemical or substance.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the Landlord’s prior consent. Each Tenant shall receive two keys to each lock provided by the Landlord. In the event additional keys are required, Tenant shall request the number of keys necessary from the Landlord and the Landlord will be reimbursed for any expenses incurred therewith. Notwithstanding the above, Tenant will be permitted to change locks on those interior spaces within the Premises which require, pursuant to Tenant’s governmental contracting specification, a secure location. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms and any secured interior space, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of keys so furnished, such Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks corresponding to such lost key if Landlord shall deem it necessary to make such changes.

13. All removals, or the carrying in and out of any furniture of any description must take place during the hours which the Landlord may determine from time to time and no removal of such items may take place at times other than during generally accepted business hours without the express written consent of the Landlord. The moving of any matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to the Landlord, except Tenant’s employees, who are deemed acceptable.

14. Landlord shall have the right to prohibit any advertizing by any Tenant which, if Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertizing.

15. Landlord shall in no event be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and the protection of the Building and the property in the Building.

16. Any persons employed by any Tenant to do janitorial work shall, while in the Building and outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such person.

17. All doors, with exception to tenants double entrance doors, opening into public corridors, plazas and patios shall be kept closed, except when in use for ingress and egress.

18. The requirements of Tenant will be attended to only upon application to the Office of the Building.

19. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.

20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord.

22. There shall not be used in any space, or in the public halls or the Building, either by any Tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23. Landlord shall have the right, exercisable with notice but without liability to any Tenant, to change the name and address of the Building.

24. The scheduling of Tenant move-ins shall be subject to the reasonable direction of Landlord.

26. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent. Tenant shall not alter or adjust any blind safety stop. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform blinds, curtains, draperies and/or linings at all windows and hallways.

27. If any Tenant desires telegraphic, telephone or other electrical connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant’s expense.

28. Tenant agrees, at its expense, to use chair pads under all caster chairs for all areas with carpeting to protect said carpet in the Premises. Tenant, at its expense, will shampoo carpet every 18 months during the term of the lease, and any extensions thereof.

ACCEPTED THIS 8th DAY OF May, 2002

TENANT:

BY:	/s/ Thomas L. Gough

EXHIBIT C

OPTION TO EXTEND

Tenant may, at Tenant’s option, extend the term of this lease for two additional periods of 2.5 years each (such period sometimes referred to herein as an “Extended Term”) subject to all of the provisions of this Lease, provided that Base Rent for each year of the Extended Term shall be as follows:

Tenant shall pay to Landlord as Base Rent for the Extended Term an amount equal to the Base Rent during the most recent Lease year plus a four percent(4%) escalation per year. Said escalation shall be applied annually on June 1st during every year of the Extended Term.

After the exercise of the option, all references in this Lease to the term shall be considered to mean the term as extended, and all references to terminate or to the end of the term shall be considered to mean the termination or end of the term as extended. To exercise this option to extend, Tenant shall give written notice to Landlord at least ninety (90) days prior to the expiration of the initial Lease term or the initial Extended Term, as applicable. Notwithstanding the above, Landlord shall not be obligated to extend the term of this Lease if Tenant is in default at the time this option to extend is exercised or any time thereafter throughout the unexpired initial term of this Lease.

EXHIBIT D

RENT PAYMENT SCHEDULE

	DATES	RATE/SQ.FT.	RENT PER MO.	RENT PER YR.
(1)	6/1/02–
	5/31/03	$8.00	$15,030.67	$180,368.00
(2)	6/1/03–	$8.32	$15,631.89	$187,582.72
	5/31/04
(3)	6/1/04–	$8.65	$16,257.17	$195,086.03
	5/31/05
(4)	6/1/05–	$9.00	$16,907.46	$202,889.47
	5/31/05
(5)	6/1/05–	$9.36	$17,583.75	$211,005.05
	5/31/06

EXHIBIT E

CONFIRMATION OF LEASE COMMENCEMENT

AND TERMINATION DATES

Science Park II LLC, a Colorado limited liability company (“Landlord”), and Integral Systems, Inc., a Maryland corporation (“Tenant”), hereby confirm the following matters concerning the commencement and termination of the Lease:

Lease Date:

Leased Premises:	22,546 rentable square feet in 980 Technology Court, Colorado Springs, CO _
_______________________________

Lease Commencement Date: May 15, 2002

Lease Terminations Date: May 31, 2007

Base Rent as adjusted to reflect the TI Funding:

Dates:	Rate/Sq. Ft.	Rent/Per Mo.	Rent/Per Yr.

LANDLORD:

Science Park II LLC, a Colorado limited liability company

By:

Name:

Its:

TENANT:

Integral Systems, Inc.

By:	/s/ Thomas L. Gough

Name:	Thomas L. Gough

Its:	President

EXHIBIT F

PARKING LOT REPAIR LETTER

Proposal